UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

374Water Inc.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

374Water Inc.

100 Southcenter Court, Suite 200

Morrisville, North Carolina 27560

(440) 601-9677

August 25, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of 374Water Inc. to be held as a virtual-only meeting at 10:00 a.m., Eastern Time, on September 18, 2026. You will not be able to attend the Annual Meeting in-person. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting https://edge.media-server.com/mmc/go/scwo2026agam.

We are mailing this Proxy Statement, the proxy card and our 2025 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2025, as amended, to our stockholders in printed form beginning on or about August 25, 2026.

Your vote is very important, regardless of the number of shares of our voting securities that you own. Whether or not you expect to be present at the Annual Meeting, after receiving these proxy materials please vote as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. As an alternative to voting online during the Annual Meeting, you may vote via the Internet, by telephone, or by signing, dating and returning the proxy card that is mailed to those that request paper copies of the Proxy Statement and the other proxy materials. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote online during the Annual Meeting. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.

On behalf of the Board of Directors, I urge you to submit your vote as soon as possible, even if you currently plan to attend the meeting.

Thank you for your support of our company. I look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ James Pawloski
James Pawloski
Lead Independent Board of Director

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374WATER INC.

100 Southcenter Court, Suite 200

Morrisville, North Carolina 27560

(440) 601-9677

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 18, 2026

Time and Location

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of 374Water Inc., a Delaware corporation (the “Company”), will be held as a virtual-only meeting on September 18, 2026, at 10:00 a.m. Eastern Time. You will not be able to attend the Annual Meeting in-person. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting https://edge.media-server.com/mmc/go/scwo2026agam.

Items of Business

We will consider and act on the following items of business at the Annual Meeting:

(1)	Election of six directors to serve as directors on our Board of Directors (the “Board”) to serve until our 2027 Annual Meeting of Stockholders or until successors have been duly elected and qualified.
(2)

Approval and adoption of an amendment to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to decrease the number of authorized shares of common stock of the Company from 1,000,000,000 shares to 75,000,000 shares.

(3)

Approval and adoption of an amendment to the Company’s Certificate of Incorporation to revise Article EIGHT, Section A relating to the personal liability of directors and officers in order to conform such provision to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”).

(4)	Ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the 2026 fiscal year.
(5)	Such other business as may arise and that may properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Stockholders are referred to the proxy statement accompanying this notice (the “Proxy Statement”) for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Board of Directors recommends a vote “FOR” the election of each of the nominees as directors (Proposal 1); and “FOR” each of Proposals 2, 3 and 4.

Adjournments and Postponements

Any action on the items of business described in this Notice may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date

The Board of Directors has fixed the close of business on July 31, 2026, as the record date (the “Record Date”) for the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at the office of the Company during regular business hours for the ten (10) calendar days prior to and during the Annual Meeting.

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Mailing of Proxy Materials

We are mailing this Proxy Statement, the proxy card and our 2025 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2025, as amended, to our stockholders beginning on or about August 25, 2026.

* * * * *

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Annual Meeting or any postponement or adjournment of the Annual Meeting, we request that you vote by telephone, over the Internet, or complete, date, sign and mail the enclosed form of proxy in accordance with the instructions set out in the proxy card and in the Proxy Statement to ensure that your shares will be represented at the Annual Meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote online during the Annual Meeting. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

By Order of the Board of Directors,

/s/ James Pawloski
James Pawloski
Lead Independent Board of Director

August 25, 2026

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ABOUT THE ANNUAL MEETING	6
PROPOSAL 1: ELECTION OF DIRECTORS	9
Nominees for Election	9
CORPORATE GOVERNANCE	12
Code of Conduct and Ethics	12
Insider Trading and Hedging Policy	12
Policy for the Recovery of Erroneously Awarded Compensation	12
Board Composition; Board Leadership Structure	13
Role of our Board in Risk Oversight	13
Director Independence	13
Board Committees, Meetings and Attendance	14
Director Nominations	16
Communications with Directors	17
Involvement in Certain Legal Proceedings	17
Indemnification of Directors and Officers	17
DIRECTOR COMPENSATION	18
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20
EXECUTIVE OFFICERS AND DIRECTORS	21
Family Relationships	22
Delinquent Section 16(a) Reports	22
Compensation Committee Interlocks and Insider Participation	22
EXECUTIVE COMPENSATION	23
Compensation Philosophy and Practices	23
Summary Compensation Table	23
Employment Agreements	24
Outstanding Equity Awards at Fiscal Year-End	26
374Water Inc. 2021 Equity Incentive Plan	26
Equity Compensation Plan Information	27
Pay versus Performance	27
Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information	28
AUDIT COMMITTEE MATTERS	29
Audit Committee Report	29
PROPOSAL 2: APPROVAL AND ADOPTION OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES FROM 1,000,000,000 SHARES TO 75,000,000 SHARES	30
PROPOSAL 3: APPROVAL AND ADOPTION OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CONFORM ARTICLE EIGHT, SECTION A TO SECTION 102(b)(7) OF THE DELAWARE GENERAL CORPORATION LAW	31
PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2026 FISCAL YEAR	33
Fees to Independent Registered Public Accounting Firm	33
Pre-Approval Policies and Procedures	34
OTHER BUSINESS	35
SAY-ON-PAY AND SAY-WHEN-ON-PAY	35
SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS	35
Proxy Card	36
Form of Certificate of Amendment (Authorized Shares Reduction)	Exhibit A
Form of Certificate of Amendment (Exculpation Provision)	Exhibit B

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374WATER INC.

100 Southcenter Court, Suite 200

Morrisville, North Carolina 27560

(440) 601-9677

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 18, 2026

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “the Company,” or “374Water” refer to 374Water Inc., a Delaware corporation, and its consolidated subsidiaries as a whole. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.0001 per share (“Common Stock”), each of whom is entitled to vote at the 2026 annual meeting of stockholders of the Company (the “Annual Meeting”).

The accompanying proxy is solicited by the Board of Directors (the “Board”) on behalf of 374Water to be voted at the Annual Meeting, which will be held as a virtual-only meeting, on September 18, 2026, at 10:00 a.m. Eastern Time, and at any adjournment(s) or postponement(s) of the Annual Meeting. Additional information, including the items of business to be considered and acted on at the Annual Meeting is set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). This Proxy Statement and accompanying form of proxy are dated August 25, 2026 and are expected to be first sent or given to stockholders on or about August 25, 2026.

The executive offices of the Company are located at and the mailing address of the Company is, 100 Southcenter Court, Suite 200, Morrisville, NC 27560.

This Proxy Statement, the proxy card and our Annual Report are being mailed to our stockholders in printed form.

On or about August 25, 2026, we will begin mailing this Proxy Statement, the proxy card and our Annual Report to our stockholders of record and beneficial owners entitled to vote at the Annual Meeting.

ABOUT THE ANNUAL MEETING

What is included in the proxy materials?

The proxy materials include:

•	This Proxy Statement for the Annual Meeting;
•	Our Annual Report, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2025, as amended; and
•	The proxy card or voting instruction form for the Annual Meeting.

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a “street name” holder, you must obtain a proxy from your broker or nominee in order to vote your shares online during the Annual Meeting.

Why are we holding the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters identified in the Notice that is included with this Proxy Statement, including the election of directors, two amendments to the Company’s Certificate of Incorporation, and ratification of the appointment of our independent registered public accounting firm for fiscal 2026.

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What proposals will be voted on at the Annual Meeting? How does the Board recommend that I vote? What vote is needed to approve each item?

Stockholders will be asked to vote on the following four (4) proposals:

#	Proposal	Board Recommendation	Vote Required
1.	Election of six directors named in this Proxy Statement, each for a one-year term.	FOR each Director Nominee	A plurality of the votes of the shares present (virtually) or represented by proxy and entitled to vote on the election of directors at the Annual Meeting.
2.	Approval and adoption of an amendment to the Certificate of Incorporation to decrease the number of authorized shares of common stock of the Company from 1,000,000,000 shares to 75,000,000 shares.	FOR	The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote thereon.
3.

Approval and adoption of an amendment to the Certificate of Incorporation to revise Article EIGHT, Section A relating to the personal liability of directors and officers in order to conform such provision to Section 102(b)(7) of the DGCL.

		FOR	The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.
4.	Ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the 2026 fiscal year.	FOR	A majority of the votes cast for and against the proposal by shares present (virtually) or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

Who can vote at the Annual Meeting?

Holders of record of our Common Stock as of the close of business on the Record Date (July 31, 2026) are entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 17,493,924 shares of our Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to stockholders at the Annual Meeting.

What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?

If your shares are registered directly in your name with our transfer agent, Issuer Direct Corporation, you are considered the stockholder of record of those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders in the proxy card or to vote online during the Annual Meeting. If your shares are held in a brokerage account or by a bank, trust or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Proxy Statement and other proxy materials will be forwarded to you by your broker, bank or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and you are also invited to attend the Annual Meeting.

How can I vote my shares?

You may vote your shares by any of the following methods. For all methods of voting, you must submit your vote (or, in the case of voting at the Annual Meeting, submit your vote during the Annual Meeting):

What is a quorum?

The presence at the Annual Meeting, virtually or by proxy, of the holders of one-third (1/3) of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. If you submit a properly executed proxy card or vote by Internet or telephone, your shares will be counted as part of the quorum. Abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum.

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What is a broker non-vote?

A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Under the rules of The Nasdaq Stock Market (“Nasdaq”), brokers, banks and other nominees holding shares in “street name” for their customers will generally have discretionary authority to vote on “routine” matters (such as Proposal 4, the ratification of independent auditors), but will not have discretionary authority to vote on “non-routine” matters (such as Proposals 1, 2 and 3).

How will my shares be voted if I do not provide voting instructions?

If your shares are registered in your name and you submit a properly executed proxy card or vote by Internet or telephone without specifying your voting instructions, your shares will be voted “FOR” each of the Director Nominees and “FOR” Proposals 2, 3 and 4, and in the discretion of the proxy holders on any other matter that properly comes before the Annual Meeting. If your shares are held in street name and you do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on Proposals 1, 2 and 3, but may be voted by your nominee, in its discretion, on Proposal 4.

What is the effect of abstentions and broker non-votes?

For Proposal 1 (Election of Directors), abstentions and broker non-votes will have no effect on the outcome. For Proposal 2 (the Authorized Shares Reduction), abstentions will have the same effect as a vote “AGAINST” that proposal, and broker non-votes will have no effect on the outcome. For Proposal 3 (the Exculpation Amendment), because the vote standard is a majority of the outstanding shares, both abstentions and broker non-votes will have the same effect as a vote “AGAINST” that proposal. For Proposal 4 (Auditor Ratification), abstentions and broker non-votes will have no effect on the outcome.

Can I revoke or change my vote after I submit my proxy?

Yes, if you are a stockholder of record, you may revoke or change your proxy at any time before it is voted at the Annual Meeting by: (1) delivering a written notice of revocation to our Secretary at our offices in Morrisville, North Carolina; (2) submitting a new proxy with a later date by mail, Internet or telephone in accordance with the instructions on the proxy card; or (3) voting online during the Annual Meeting. If your shares are held in street name, please follow the instructions provided by your broker, bank or other nominee.

Who will count the votes?

A representative from our transfer agent, Issuer Direct Corporation, has been engaged as our independent inspector of elections to tabulate stockholder votes for the Annual Meeting.

Where can I find the voting results?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and reported in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.

Who is paying for the costs of soliciting these proxies?

We will pay the costs of preparing, printing and distributing the proxy materials, as well as the cost of soliciting proxies, including those of our employees who may solicit proxies personally or by telephone, mail, electronic communication or any other means. Solicitation costs may also include payments to brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to the beneficial owners of our Common Stock.

Who is the Company’s proxy solicitor?

We have engaged Issuer Direct Corporation to assist us with the solicitation of proxies. We expect to pay Issuer Direct Corporation customary fees for those services.

How can I attend the Annual Meeting?

Stockholders of record as of the Record Date can attend the Annual Meeting by visiting https://edge.media-server.com/mmc/go/scwo2026agam, where you will be able to attend the Annual Meeting, vote and submit questions during the Annual Meeting. Beneficial owners of shares held in street name as of the Record Date who wish to attend the Annual Meeting should contact their broker, bank or other nominee to obtain a legal proxy or other evidence of their beneficial ownership.

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PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election

The Board of Directors currently consists of six (6) directors. Each director is elected annually to serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified, subject to such director’s earlier resignation, removal or death.

After review and recommendation by the Nominating and Corporate Governance Committee, the Board has nominated each of the six (6) individuals listed below (each, a “Director Nominee” and collectively, the “Director Nominees”) to be elected as directors at the Annual Meeting, each to serve until the 2027 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Each Director Nominee currently serves on the Board.

Name	Age	Position(s)	Held Since
James Pawloski*†	64	Director	2025
Marc Deshusses	60	Director	2024
Richard Davis*	69	Director	2026
Bradley Freels*	66	Director	2026
Stephen McKnight*	74	Director	2026
Charles Weiser	67	Chief Financial Officer, Director	2026

* Independent Director

† Lead Independent Director

The ages shown are as of the Record Date.

The Board has determined to nominate each of Messrs. Pawloski, Deshusses, Davis, Freels, McKnight and Weiser as Director Nominees for election at the Annual Meeting. All Director Nominees are incumbent directors. Mr. Davis was appointed to the Board on April 10, 2026, having previously served as a director on the Board from February 2008 to June 10, 2025. Mr. Freels was appointed to the Board in January 2026, Mr. Weiser was appointed to the Board in December 2025, and Mr. McKnight was appointed to the Board in February 2026. Each Director Nominee was recommended to the Nominating and Corporate Governance Committee for consideration as a director nominee. Unless otherwise specified, there are no arrangements between any Director Nominee and any other person pursuant to which such Director Nominee was selected as a Director Nominee. Except as otherwise described under “Certain Relationships and Related Transactions,” and the compensation paid to directors set forth in this Proxy Statement, there are no other related party transactions with respect to any Director Nominee that would be disclosable pursuant to Item 404 of Regulation S-K.

If elected, each of the Director Nominees has indicated that he will be able to serve, and has agreed to do so, until our 2027 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. Our Board believes that all of the Director Nominees possess personal and professional integrity, good judgment, a high level of ability and business acumen.

If a quorum is present, the Director Nominees will be elected by a plurality of the votes of the shares present (virtually) or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes have no effect on the vote of any Director Nominee. The six Director Nominees receiving the highest number of affirmative votes will be elected directors of the Company. Shares of voting stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. If any Director Nominee is unable to serve or for good cause will not serve, then the proxy may use his discretionary authority to vote for a substitute candidate designated by the Board unless the Board chooses to reduce its size. Each Director Nominee has agreed to serve, if elected, and the Board has no reason to believe that any Director Nominee will be unable to serve.

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The Board and the Nominating and Corporate Governance Committee continue to frequently evaluate the optimal size and composition of the Board to allow it to operate nimbly and efficiently, while maintaining new ideas, expertise, experience and diversity among its membership.

The biographies of the Director Nominees are as follows. The information with respect to principal occupation or employment, other affiliations and business experience was furnished to the Company by the respective Director Nominee.

James Pawloski.

Mr. Pawloski has served as a director on the Board since June 2025 and is the Lead Independent Direct. Previously, Mr. Pawloski served as an advisor to the Company since April 30, 2025. Since September 2023, From July 2015 through September 2023, Mr. Pawloski held a variety of senior-level management positions at Veolia North America, an environmental solutions company, most recently as the President and CEO of its regeneration and recovery solutions business. He continues to be a senior advisor for some of those key businesses which were bought by private equity. Prior to 2015, Mr. Pawloski spent over 30 years at the Du Point Company managing many of their businesses. Mr. Pawloski earned a Bachelor of Science degree in chemical engineering from the University of Delaware and a Master of Business Administration from the University of Buffalo.

Board Qualifications:

We believe Mr. Pawloski’s experience and knowledge in waste, wastewater and environmental solutions and his business acumen are valuable assets to the Board.

Marc Deshusses.

Dr. Deshusses has served as a director on the Board since 2024. Dr. Deshusses is a co-founder of 374Water and patent inventor of the supercritical water oxidation AirSCWO system. He served as the Chief Technology Officer of 374Water from its inception in July 2018 until 2022. Dr. Deshusses has been a professor of civil and environmental engineering at Duke University since 2008 and has been leading research on supercritical water oxidation at Duke University since 2013. He is now on leave from Duke University to serve as Deputy Director for R&D in the Water, Sanitation & Hygiene (WSH) team at the Gates Foundation. Previously, he was a professor of civil and environmental engineering and department chair at the University of California Riverside from 1994 to 2008. He is a world-renowned researcher in biofiltration, odor, and novel waste-to-energy technologies. Dr. Deshusses holds a Ph.D. in chemical engineering from the Swiss Federal Institute of Technology, Zurich (1994) and a BS in chemical engineering from the Swiss Federal Institute of Technology, Lausanne (1990).

Board Qualifications:

As a co-founder of 374Water and inventor of the AirSCWO system, Dr. Deshusses has integral knowledge of and expertise in the technology that serves as the cornerstone of 374Water’s business enterprise. We believe his experience in biofiltration and novel waste-to-energy technologies, as well as his work on water oxidation development (both at Duke University and during his time as Chief Technology Officer at 374Water) uniquely positions him as one of the foremost experts on the business and technology of the Company. As such, Dr. Deshusses’ knowledge, skills and subject matter expertise make him a significant asset to the Board.

Richard Davis.

Mr. Davis has served as a director on the Board since April 2026 and previously served as a director on the Board from February 2008 to June 10, 2025. He previously served as the Chief Executive Officer of PowerVerde Inc. (“PowerVerde”), 374Water’s corporate predecessor, from August 2011 to April 2021. Prior to PowerVerde, Mr. Davis held various positions in investment banking. Between 2004 and 2005, Mr. Davis served as managing director of corporate finance at Martinez-Ayme Securities, a securities brokerage and placement agent firm. Between 2001 and 2004, Mr. Davis worked on structuring equity finance and private acquisitions in the corporate finance department of William R. Hough & Company, a financial services firm that was acquired by RBC Dain Rauscher, a global investment banking firm. Mr. Davis began his investment banking career doing equity deal structure and brokerage-related activities at First Equity Corporation, a regional full-service brokerage and investment bank, where he worked from 1982 until 2001. He received a Bachelor of Science degree in economics from Florida State University in 1982.

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Board Qualifications:

We believe that Mr. Davis is qualified to serve as a member of our Board because of his deep market and industry knowledge in the financial services and capital markets sector, including in capital raising and corporate finance.

Bradley Freels.

Mr. Freels has served as a director on the Board since January 2026. Since 1999, Mr. Freels has served as the Chairman and CEO of Midway, a privately-owned Houston-based real estate investment, development, and construction firm. Under his leadership, Midway has developed or acquired more than 55 million square feet of properties and over 5,000 acres of communities across the United States and Northern Mexico. Mr. Freels also serves as the Chairman of Midway Holdings, L.P., the holding company for an integrated group of real estate and investment-related companies operating under the Midway name, and as Executive Chairman of Parkway, a real estate investment firm. Mr. Freels holds a Master of Business Administration and a Bachelor of Business Administration, Marketing, from Texas A&M University.

Board Qualifications:

We believe that Mr. Freels is qualified to serve as a member of our Board because of his business development knowledge.

Stephen McKnight.

Mr. McKnight has served as a director on the Board since February 2026. Mr. McKnight serves as principal of Pitt Southwest Investors, a private real estate and development company he co-founded in 1989. Mr. McKnight holds a Master of Business Administration from the University of Pittsburgh and a Bachelor of Arts in Economics from the University of Pennsylvania.

Board Qualifications:

We believe that Mr. McKnight is qualified to serve as a member of our Board because of his leadership experience.

Charles Weiser.

Mr. Weiser has served as a director on the Board since December 2025 and as our Chief Financial Officer since July 1, 2026. Prior to joining the Company, Mr. Weiser served as Chief Financial Officer of Alonti Catering Kitchens from 2021 to 2026, overseeing finance, accounting, tax, budgetary planning, and strategic planning. Mr. Weiser’s prior roles included: Managing Director of Imperial-Texas from May 2020 to July 2021; Chief Financial Officer of the Johnny Carrabba Family of Restaurants from September 2018 to May 2020; and Executive Vice President and Chief Financial Officer of American Green Technology, a lighting products manufacturer, from July 2014 to September 2018. Mr. Weiser holds a Master of Business Administration and Bachelor of Business in Finance and Accounting from the University of Texas at Austin and is a Certified Public Accountant in Texas and Florida.

Board Qualifications:

We believe that Mr. Weiser is qualified to serve as a member of our Board because of his expertise in finance and executive leadership experience.

The Board recommends that you vote “FOR” each Director Nominee.

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CORPORATE GOVERNANCE

374Water, with the oversight of the Board and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics that applies to our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct and Ethics addresses, among other things, conflicts of interest, protection and proper use of Company assets, political activities, compliance with laws, rules and regulations and the process for reporting violations of the Code of Conduct and Ethics, improper conflicts of interest or other violations. Our Code of Conduct and Ethics is available on our website at www.374water.com in the “Governance Documents” section found under the “Investors” tab. We intend to disclose any future amendments to certain provisions of the Code of Conduct and Ethics, or waivers of such provisions granted to executive officers and directors, on this website within four business days following the date of any such amendment or waiver.

Insider Trading and Hedging Policy

The Company has adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. The policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements. A copy of the Company’s insider trading policy was filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2026.

Pursuant to the Company’s insider trading policy, short sales of Company securities, including any hedging or monetization transactions (such as zero-cost collars and forward sale contracts) are prohibited. This prohibition applies to all employees, officers and directors of the Company.

Policy for the Recovery of Erroneously Awarded Compensation

As required by the listing standards adopted by Nasdaq as a result of SEC rulemaking, our Board adopted a Policy for the Recovery of Erroneously Awarded Compensation. The policy provides that the Company must promptly recover specified incentive-based compensation that is received by our Section 16 officers on or after December 1, 2023, regardless of fault or misconduct, upon specified accounting restatements of the Company’s financial statements that result in such persons receiving an amount that exceeds the amount that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid. There are limited exceptions to the recovery required as set forth in the listing standards. Incentive-based compensation is defined as any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. There will not be any duplicative recovery by the Company. As specified in the listing standards, the Company cannot insure or indemnify a Section 16 officer for recoveries under this policy.

The recovery period under this policy is three completed fiscal years preceding the earlier of (i) the date our Board, a committee of the Board or any officer of the Company authorized to take such action (if Board action is not required) concludes, or reasonably should have concluded, that an accounting restatement is required or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare an accounting restatement. If applicable, the Company will provide the current or former Section 16 officer with a written notice containing the amount and a demand for repayment or return. If such repayment or return is not made when due, the policy provides that the Company will take all reasonable and appropriate actions to recover such erroneously awarded compensation from such person.

12

Board Composition; Board Leadership Structure

Our Certificate of Incorporation and our Amended and Restated Bylaws (the “Bylaws”) provide that our Board will consist of at least one or more members. Such number of directors may be fixed from time to time by action of the stockholders or of the directors. Vacancies or newly created directorships resulting from an increase in the number of directors shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if such remaining directors constitute less than a quorum, or by a sole remaining director.

Our Board conducts an annual assessment of its leadership structure to determine that the leadership structure is the most appropriate for us. The Chair of the Board and Chief Executive Officer (“CEO”) positions may, but need not be, filled by the same individual. At this time, the offices of the Chair of the Board and the CEO are not combined. The Company believes that having a separation between the Chair of the Board and the CEO positions is currently in the best interests of the Company and its stockholders. Such a separation allows for more independence in decision-making by the Board and reduces the potential for actual or perceived conflicts of interest and unnecessary concentration of power into one individual. However, the needs of the Company may change over time, and there may be circumstances in the future where the Company may determine that having a combined Chair and CEO position will better serve the Company at that time. If the positions ever were to be combined, our Board would appoint a lead independent director to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as our Board may determine.

We have no formal policy regarding Board diversity. Our Board believes that each director should have a basic understanding of the principal operational and financial objectives and plans and strategies of the Company, our results of operations and financial condition and relative standing in relation to our competitors. We take into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, we will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as we may deem are in our and our stockholders’ best interests. In doing so, we will also consider candidates with appropriate non-business backgrounds.

Role of our Board in Risk Oversight

Our Board is responsible for the oversight of risk, including with respect to the Company’s enterprise risk management program, while management is responsible for the day-to-day management of risk. Our Board, directly and through its committees, carries out its oversight role by regularly reviewing and discussing with management the risks inherent in the operation of our business and applicable risk mitigation efforts. Management meets regularly to discuss the Company’s business strategies, challenges, risks and opportunities and reviews those items with the Board at regularly scheduled meetings.

The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements, including whether the Company’s incentive compensation plans encourage excessive risk-taking.

The Audit Committee is responsible for overseeing our risk assessment and management processes related to, among other things, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Nominating and Corporate Governance Committee is responsible for risk oversight associated with corporate governance practices and the composition of our Board and its committees.

Director Independence

Our Common Stock currently trades on The Nasdaq Capital Market under the symbol “SCWO.” Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors at all times (“Independent Director Requirement”), subject to certain cure periods in the event of any circumstance or development that may result in noncompliance with such Nasdaq rules. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent at all times. Additionally, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires certain additional independence requirements for directors who serve as members of a company’s audit committee.

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Our Board has undertaken a review of the composition of our Board, our committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the Board has determined that each of Messrs. Pawloski, Davis, Freels and McKnight is “independent” as that term is defined under applicable Nasdaq rules.

In making these determinations, the Board considered the current and prior relationships that each of the non-employee directors had with the Company and all other facts and circumstances the Board deemed relevant in determining independence, including the personal friendships of Messrs. Pawloski, Davis, Freels and McKnight with Mr. Bogar and the beneficial ownership (if any) of capital stock by each of Messrs. Pawloski, Davis, Freels and McKnight.

Due to the existing and ongoing relationships that Dr. Deshusses has with the Company and his ownership percentage in the Company, Dr. Deshusses is not deemed to be an “independent” director on our Board.

Due to Mr. Weiser's appointment as the Company's Chief Financial Officer effective July 1, 2026, Mr. Weiser is an employee of the Company and is not deemed to be an “independent” director on our Board.

Board Committees, Meetings and Attendance

Meetings and Attendance

We expect our directors to attend Board meetings, meetings of any committees and subcommittees on which they serve and each annual meeting of stockholders. During 2025, the Board held twelve meetings, including four regularly scheduled meetings and eight special meetings. The Board also acted by written consent five times. During 2025, we had no incumbent director who attended fewer than 75% of the total number of meetings held by the Board and Board committees of which such director was a member.

In accordance with 374Water’s policy, each of our Board members is highly encouraged to attend the annual meeting. All Board members attended the 2025 annual meeting.

Standing Committees

Our Board has established the following three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board has also established a Pricing Committee to oversee sales of Common Stock under the Company’s at-the-market offering to the extent utilized.

Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee operates under a written charter approved by the Board, a copy of which is available on our website at www.374water.com in the “Governance Documents” section found under the “Investors” tab.

The following table sets forth the current members of each of our standing committees:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James Pawloski	Member		Chair
Marc Deshusses
Richard Davis	Chair	Member
Bradley Freels	Member	Chair
Stephen McKnight		Member	Member
Charles Weiser

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Audit Committee

The Audit Committee is currently comprised of Messrs. Davis, Freels and Pawloski, each of whom our Board has determined is financially literate and qualifies as an independent director under Section 5605(a)(2) and Section 5605(c)(2) of the Nasdaq rules, as well as under Rule 10A-3 of the Exchange Act. Mr. Davis is the Chair of our Audit Committee. In determining that Mr. Davis satisfies the heightened independence requirements of Rule 10A-3 of the Exchange Act applicable to audit committee members, the Board considered that, although Mr. Davis was previously an employee of the Company, that employment relationship ceased more than three years ago, and Mr. Davis has not otherwise accepted, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than in his capacity as a director. The Board has also determined that Mr. Davis qualifies as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K, based on his extensive experience in investment banking, corporate finance and equity transaction structuring.

During fiscal year 2025, the Audit Committee held four meetings. The Audit Committee has adopted a written charter, available on our website at www.374water.com in the “Governance Documents” section found under the “Investors” tab, that provides that the functions of our Audit Committee include, among other things:

•	selecting and retaining an independent registered public accounting firm to act as the independent auditors to audit our financial statements;
•	evaluating the qualifications, performance and independence of the independent registered public accounting firm;
•

discussing the scope and results of the annual audit with the independent registered public accounting firm, and reviewing, with management and the independent auditors, our quarterly and annual financial statements;

•

establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or audit matters;

•	reviewing and discussing with management our policies on risk assessment and risk management;
•	reviewing, approving and overseeing related party transactions;
•

obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal quality control procedures, any issues with such procedures, and any steps taken to deal with any such issues, and all relationships between the independent registered public accounting firm and the Company or any of its subsidiaries; and

•	approving and pre-approving all audit and permitted non-audit and tax services that may be provided by the independent registered public accounting firm.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Freels, McKnight and Davis, each of whom our Board has determined qualifies as an independent director under Section 5605(a)(2) and Section 5605(d)(2) of the Nasdaq rules, and a “non-employee director” as defined under Rule 16b-3 promulgated under the Exchange Act. Mr. Freels is the Chair of our Compensation Committee.

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During fiscal year 2025, the Compensation Committee held five meetings. The Compensation Committee has adopted a written charter, available on our website at www.374water.com in the “Governance Documents” section found under the “Investors” tab, that provides that the functions of our Compensation Committee include, among other things:

•

reviewing and approving annually the corporate goals and objectives applicable to the compensation of our CEO and other executive officers, evaluating their performance in light of those goals and objectives, and determining and approving (or, if it deems appropriate, recommending to the Board for determination and approval) their compensation level based on this evaluation;

•	reviewing and approving (or, if it deems appropriate, recommending to the Board for approval) the compensation of our other executive officers;
•

administering, reviewing and making recommendations to the Board with respect to our incentive compensation plans and equity-based plans, including the authorization to make grants under our 2021 Equity Incentive Plan, as amended;

•	overseeing the management of risks relating to our compensation policies and practices; and
•	reviewing and recommending to the Board the form and amount of director compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of Messrs. Pawloski and McKnight, each of whom our Board has determined qualifies as an independent director under Section 5605(a)(2) of the Nasdaq rules. Mr. Pawloski is the Chair of our Nominating and Corporate Governance Committee.

During fiscal year 2025, the Nominating and Corporate Governance Committee held two meetings and had a number of informal meetings and discussions regarding Nominating and Corporate Governance Committee matters. The Nominating and Corporate Governance Committee has adopted a written charter, available on our website at www.374water.com in the “Governance Documents” section found under the “Investors” tab, that provides that the functions of our Nominating and Corporate Governance Committee include, among other things:

•	identifying, reviewing and recommending nominees for election as directors and considering candidates suggested by stockholders;
•	evaluating the performance of the Board, each of its committees and our directors;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of, and recommending to the Board any necessary changes to, our corporate governance policies and practices; and
•	overseeing the Company’s succession planning for the CEO and other senior management positions.

Pricing Committee

In addition to the standing committees described above, the Board has established a Pricing Committee comprised of Messrs. Freels, McKnight and Davis. The Pricing Committee was authorized to establish parameters and conditions for the offering and sale of shares of the Company’s common stock under the Company’s At-the-Market Issuance ATM Sales Agreement, dated December 23, 2025, with Lake Street Capital Markets, LLC (the “ATM Facility”), including regarding price, volume and manner of sales under the ATM Facility, and to authorize actions and arrangements in connection therewith. The Pricing Committee does not operate under a written charter.

Director Nominations

The Nominating and Corporate Governance Committee considers and recommends candidates to be nominated by the Board for election as directors. Nominees may be suggested by directors, members of management, stockholders or, in some cases, by a third-party search firm. The Nominating and Corporate Governance Committee evaluates each candidate by reviewing his or her qualifications, experience and background, including, but not limited to, integrity, business experience, skills and expertise, knowledge, the level of his or her commitment, independence, character, judgment and the ability to challenge management and provide useful and constructive input. The Nominating and Corporate Governance Committee also considers each candidate’s ability to enhance the diversity of perspective and skills on the Board.

Stockholders wishing to recommend a candidate for nomination by the Board should submit such recommendation in writing to our Secretary at 374Water Inc., 100 Southcenter Court, Suite 200, Morrisville, North Carolina 27560, in accordance with the procedures set forth in our Bylaws and as further described under “Submission of Future Stockholder Proposals” below.

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Communications with Directors

The Board welcomes communication from our stockholders. Stockholders and other interested parties who wish to communicate with a member or members of our Board or a committee thereof may do so by addressing correspondence to the Board, any individual member or members, or any committee, c/o Secretary, 374Water Inc., 100 Southcenter Court, Suite 200, Morrisville, North Carolina 27560. Our Secretary will review and forward correspondence to the appropriate person or persons.

All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee(s). In the case of communications to the Board, any individual or group or committee of directors, our Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to whom the communication is addressed. If the amount of correspondence received through the foregoing process becomes excessive, our Board may consider approving a process for review, organization and screening of the correspondence by our Secretary or another appropriate person.

Involvement in Certain Legal Proceedings

On March 18, 2026, Wayne Rogers, a purported stockholder of the Company, filed a verified stockholder class action complaint in the Court of Chancery of the State of Delaware, captioned Wayne Rogers v. 374Water Inc., C.A. No. 2026-0367 (the “Rogers Action”). The Rogers Action asserts that Article EIGHT, Section A of the Company’s Certificate of Incorporation (the “Existing Exculpation Provision”) is overbroad in that it purports to eliminate or limit the personal liability of the Company’s directors and officers beyond what is permitted by Section 102(b)(7) of the DGCL. The complaint seeks a declaratory judgment that the Existing Exculpation Provision is invalid, together with attorneys’ fees and costs.

The Company denies the allegations in the Rogers Action and believes that the Existing Exculpation Provision, properly interpreted, would not be enforced to provide exculpation beyond the limits permitted by Section 102(b)(7) of the DGCL. Nevertheless, in order to moot the litigation and avoid the cost and distraction of further proceedings, the Board has determined that it is advisable to amend the Existing Exculpation Provision to conform expressly to Section 102(b)(7). See “Proposal 3: Approval and Adoption of Amendment to the Company’s Certificate of Incorporation to Conform Article EIGHT, Section A to Section 102(b)(7) of the Delaware General Corporation Law” in this Proxy Statement.

Other than as described above, there have been no material legal proceedings, now or any time in the past ten years, that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of our directors or executive officers, or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of our Common Stock, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of our subsidiaries or has a material interest adverse to the Company or any of our subsidiaries.

Indemnification of Directors and Officers

Our Certificate of Incorporation allows us to indemnify our present and former officers and directors and other personnel against liabilities and expenses arising from their service to the full extent permitted by Delaware law. The persons indemnified include our (i) present or former directors or officers, (ii) any person who while serving in any of the capacities referred to in clause (i) who served at our request as a director, officer, partner, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) our Board or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii).

17

DIRECTOR COMPENSATION

374Water’s director compensation program is reviewed and evaluated by the Compensation Committee, which is responsible for considering and determining the form and amount of non-employee director compensation. Determinations are then recommended to the full Board, which ultimately approves non-employee director compensation. The Compensation Committee may engage compensation consultants to assist the Compensation Committee in benchmarking peer director compensation, providing recommendations based on market and industry trends on the amount and form of director compensation, and any other support that the Compensation Committee may deem necessary or appropriate to facilitate its evaluation of non-employee director compensation.

During 2025, we provided equity compensation in the form of restricted stock awards and restricted stock units to our non-employee directors for their service on our Board. In addition, three former non-employee directors, who resigned between December 2025 and February 2026, received 13,000 fully vested shares of restricted stock each for their services provided valued at an aggregate of $144,300 based on the Company’s stock price on the date of grant. We did not provide any compensation in the form of cash. The Board has discussed compensation for our non-employee directors for fiscal year 2026 and currently expects that such compensation will be set at levels lower than the compensation paid to our non-employee directors for fiscal year 2025. The final form and amount of fiscal year 2026 non-employee director compensation will be determined and become payable at the Annual Meeting and will be publicly announced.

The table below sets forth the compensation of the members of our Board for the year ended December 31, 2025. The table below includes information regarding the compensation earned by or paid to Dr. Deshusses, who was an employee and a member of our Board.

Name	Fees earned or paid in cash	Stock Award (1)(2)		Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All other Compensation	Total
Deanna Rene Estes(3)	$—	$276,379	(4)	$—	$—	$—	$—	$276,379
James Vanderhider(5)	$—	$205,768		$—	$—	$—	$—	$205,768
James Pawloski	$—	$157,668		$—	$—	$—	$—	$157,668
Stephen Jones(6)	$—	$157,668		$—	$—	$—	$—	$157,668
Buddie Joe Penn(7)	$—	$191,645	(8)	$—	$—	$—	$—	$191,645
Richard Davis(9)	$—	$—		$—	$—	$—	$—	$—
Marc Deshusses(10)	$—	$—		$—	$—	$—	$60,000	$60,000

1.	The amounts reflected in the “Stock Award” column are calculated based on the grant date fair value of such awards as calculated under the provisions of FASB ASC Topic 718.
2.

On August 28, 2025, (i) Ms. Estes and Messrs. Vanderhider and Penn each received an award of 13,000 fully vested shares of common stock for services provided with an estimated fair value of $48,100 of each award, (ii) Messrs. Vanderhider, Pawloski, and Jones each received awards of 42,613 restricted stock units with a fair value of $157,668 of each award, (iii) Mr. Penn received an award of 38,796 restricted stock units with a fair value of $143,545, and (iv) Ms. Estes received an award of 61,697 restricted stock units with a fair value of $228,279, in each case based on the grant date fair value of such awards as calculated under the provisions of FASB ASC Topic 718. The restricted stock units awarded to Mr. Pawloski will vest on the grant date anniversary of August 28, 2026. See footnotes 4 and 8 below for accelerated vesting of awards granted to Ms. Estes and Mr. Penn upon their respective Board resignations. Aggregate unvested restricted stock units currently held by our non-employee directors total 127,839.

3.	Ms. Estes resigned from the Board effective December 15, 2025.
4.

Includes 61,697 restricted stock units that vested on December 15, 2025 upon Ms. Estes resigning from the Board with an estimated fair value of $228,279 based on the grant date fair value of such awards as calculated under the provisions of FASB ASC Topic 718.

5.	Mr. Vanderhider resigned from the Board effective February 4, 2026.
6.

Mr. Jones resigned from the Board and was appointed to Interim President and Chief Executive Officer on October 8, 2025. The restricted stock units reflected in this table represent compensation received as a director, which restricted stock units ceased vesting concurrent with Mr. Jones’s resignation from the Board on October 8, 2025.

7.	Mr. Penn resigned from the Board effective January 5, 2026.
8.

Includes 38,796 restricted stock units that vested on January 5, 2026 upon Mr. Penn resigning from the Board with an estimated fair value of $143,546 based on the grant date fair value of such awards as calculated under the provisions of FASB ASC Topic 718.

9.

Mr. Davis resigned from the Board effective June 10, 2025 and was subsequently appointed as a director effective April 10, 2026. During the fiscal year ended December 31, 2025, Mr. Davis did not receive any compensation for his duties as a director on the Board.

10.

During the fiscal year ended December 31, 2025, Dr. Deshusses earned $60,000 in base salary for his service as an employee. He did not separately receive any compensation for his duties as a director on the Board.

Non-Employee Director Compensation for Fiscal Year 2026

For fiscal 2026, the Board has discussed the compensation (both form and amount) to be paid to our non-employee members of the Board of Directors and currently expects that such compensation will be set at levels lower than fiscal year 2025 levels. The final compensation will be determined and become payable at the Annual Meeting and will be publicly announced.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about beneficial ownership of our Common Stock as of the Record Date (unless otherwise noted) by (i) each stockholder that has indicated in public filings that the stockholder beneficially owns more than five percent of the Company’s Common Stock, (ii) each of the Company’s directors, Director Nominees and named executive officers and (iii) all current directors and executive officers as a group.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after April 30, 2026, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares of the Common Stock held by them. Applicable percentage ownership is based on 17,777,731 shares of the Common Stock outstanding as of April 30, 2026. The inclusion in the table above of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Unless otherwise noted in the footnotes, the address of each beneficial owner listed in the table is c/o 374Water Inc., 100 Southcenter Court, Suite 200, Morrisville, North Carolina 27560.

Name and address(1)	Number of shares beneficially owned	Percentage of ownership(2)
5% stockholders
Yaacov Nagar(3)	3,211,263	18.06%
Directors, Director Nominees and named executive officers
Marc Deshusses	2,265,245	12.74%
Richard Davis	407,432	2.29%
Stephen McKnight(4)	241,500	1.36%
Charles Weiser	23,042	0.13%
James Pawloski(5)	29,330	0.16%
Bradley Freels	140,000	0.79
Daniel Bogar(6)	139,327	0.78%
Brad Meyers	59,960	0.34%
Rajesh Melkote	28,187	0.16%
Christian Gannon(7)	75,192	0.42%
Stephen Jones(8)	105,572	0.59%
Russell Kline(9)	66,864	0.38%
Peter Mandel(10)	63,858	0.36%
All current directors and officers as a group (10 persons)(11)	3,334,023	18.54%

(1)	Except as indicated, the address of the person named in the table is c/o 374Water, Inc., 100 Southcenter Court, Suite 200, Morrisville, NC 27560.
(2)

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after April 30, 2026 are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

(3)	The address for Mr. Nagar is 600 Park Offices Dr., Suite 300, Durham, NC 27713.
(4)

Includes (i) 50,000 shares of common stock issuable upon exercise of warrants and (ii) 15,000 shares of common stock held by the Stephen H. McKnight Revocable Trust, of which Mr. McKnight is the sole trustee.

(5)	Includes 10,000 shares of common stock issuable upon exercise of warrants.
(6)	Includes 2,000 shares of common stock held by True G Capital, LLC, which is controlled by Mr. Bogar and his spouse.
(7)	Mr. Gannon resigned as President and Chief Executive Officer of the Company effective October 8, 2025.
(8)	Mr. Jones resigned as Interim President and Chief Executive Officer of the Company effective February 23, 2026.
(9)	Mr. Kline’s employment as Chief Financial Officer of the Company was terminated effective March 2, 2026.
(10)	Mr. Mandel resigned as General Counsel of the Company effective October 8, 2025.
(11)

Includes 65,525 stock options to purchase shares of common stock which are either exercisable or will become exercisable within 60 days of April 30, 2026 and warrants held by certain directors that are exercisable for 140,000 shares of common stock at an exercise price of $7.50.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to the compensation arrangements with our directors and executive officers, including those discussed in the sections titled “Executive Officers and Directors” and “Executive Compensation,” the following is a description of each transaction that has been entered into or is still ongoing since January 1, 2025, as well as each currently proposed transaction, in each case in which:

•	we have been or are to be a participant;
•	the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and
•

any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Convertible Notes Purchases

In March 2026 through July 2026, we issued convertible notes and received cash proceeds of $2,960,000, including to our directors Mr. Freels, Mr. McKnight and Mr. Pawloski, in the aggregate amount of $400,000, $350,000 and $50,000, respectively. The convertible notes, as amended, bear interest at 10%, mature three years from the issue date and are convertible into shares of common stock at a conversion rate of $3.00. Semi-annual interest payments are required on March 31 and September 30 of each year commencing September 30, 2026. The convertible notes include common stock warrant coverage equal to the shares that the issued convertible notes are convertible into. Mr. Freels, Mr. McKnight and Mr. Pawloski received 133,333, 116,666 and 16,667 common stock warrants, respectively and as amended, exercisable immediately for a period of three years at an exercise price of $4.50 per warrant share.

Potential Financing Opportunities

Prior to their respective appointments to the Board, Messrs. Weiser, Freels, McKnight and Davis had been coordinating with management on potential financing opportunities for the Company. Following their appointments, these directors have continued with these efforts, each in his capacity as a director of the Board. Messrs. Weiser, Freels, McKnight and Davis may participate as an investor in one or more potential financing opportunities. There can be no guarantee that any such financing opportunities will be successfully negotiated or consummated by the Company, but the aggregate financing amount of any successful financing transaction, to the extent there are any, is expected to exceed $120,000.

Related-Party Transaction Policy

Our Audit Committee charter gives our Audit Committee the primary responsibility for reviewing and approving or disapproving “related-party transactions,” which are generally transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The written charter of our Audit Committee provides that our Audit Committee shall review, approve and oversee any related-party transaction.

In approving or rejecting any related party transactions, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to our Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Prior to the formation of our Audit Committee, our entire Board of Directors was responsible for approving related-party transactions. The transactions described above were approved by our Board.

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EXECUTIVE OFFICERS AND DIRECTORS

Our executive officers currently include our President and Chief Executive Officer, Chief Financial Officer, Chief Technology Officer and Chief Operating Officer. Each of our executive officers is elected by and serves at the pleasure of the Board. There are no fixed terms for our executive officers. Once elected, they shall serve until their earlier death, resignation or removal. There are no arrangements or understandings between any of our executive officers and any other person, pursuant to which such executive officer was selected as an executive officer.

Our Board currently consists of six members, four of whom are “independent” as that term is defined under applicable Nasdaq rules. Each of our incumbent directors serves for a one-year term, beginning at his or her election to the Board at the annual meeting of stockholders and ending at the conclusion of the following annual meeting of stockholders, subject to his or her re-election. There are no arrangements between any current director on the Board and any other person pursuant to which such current director was selected to serve as a director on the Board. Each of the Director Nominees is an incumbent director, and, subject to his election to the Board at the Annual Meeting, will serve a one-year term beginning at the conclusion of the Annual Meeting and ending at the conclusion of the annual meeting of stockholders in 2027, subject to his re-nomination and re-election.

The following table sets forth certain information regarding our current executive officers and directors as of the Record Date:

Name	Age	Position(s)	Held Since
Executive Officers
Daniel Bogar	66	President and Chief Executive Officer	2026
Charles Weiser	67	Chief Financial Officer, Director	2026
Rajesh Melkote	61	Chief Technology Officer	2025
Brad Meyers	56	Chief Operating Officer	2023
Directors
James Pawloski*†	64	Director	2025
Marc Deshusses	60	Director	2024
Richard Davis*	69	Director	2026
Bradley Freels*	66	Director	2026
Stephen McKnight*	74	Director	2026

* Independent Director

† Chair of the Board

See “Proposal No. 1 — Election of Directors” for the biographies of each of Messrs. Pawloski, Deshusses, Davis, Freels, McKnight and Weiser.

Daniel (Danny) Bogar.

Effective February 23, 2026, Mr. Bogar became our President and Chief Executive Officer. Mr. Bogar is a long-time member of 374Water’s senior leadership since the April 2021 reverse merger. Mr. Bogar previously served in a business development role with the Company since 2021 and oversaw corporate development and global commercialization strategy. Prior to joining the Company, from November 2019 through April 2021, Mr. Bogar served as the President and Chief Operating Officer of PowerVerde Inc., an energy company, until its merger with the Company. Prior to PowerVerde, Mr. Bogar served as President and Chief Executive Officer of American Green Technology, President and Chief Executive Officer of Stanford Group Company’s broker-dealer, and President of the Americas at CellStar Corporation. Mr. Bogar also served as an adjunct professor at Texas State University from January 2019 until January 2025, teaching organizational management and leadership. Mr. Bogar holds a Master of Business Administration in Finance from the University of St. Thomas (TX) and a Bachelor of Business Administration in Marketing from Stephen F. Austin State University.

Rajesh Melkote.

Effective March 31, 2025, Mr. Melkote became our Chief Technology Officer. From 2022 to 2025, Mr. Melkote served as the Chief Technology Officer and Senior Vice President of Technology of BayoTech Hydrogen, a hydrogen production, transportation and storage solutions company, where he led the research and development and engineering functions. Prior to that, from 2020 to 2022, Mr. Melkote was the Vice President of Engineering, Semiconductor Chamber Solutions for Edwards Vacuum, a developer and manufacturer of sophisticated vacuum products. Mr. Melkote holds a Ph.D. in Chemical Engineering from the University of Minnesota and a Bachelor of Science in Chemical Engineering from Purdue University.

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Brad Meyers.

Effective November 16, 2023, Mr. Meyers became our Chief Operating Officer. From 2022 to 2023, Mr. Meyers served as the Director of Engineering Services for NRTC Automation / NRTC Equipment Sales (“NRTC”), a private company that provides industrial automation services. From 2015 to 2023, Mr. Meyers provided various engineering, design and construction services for multiple liquid ECOAT systems, industrial wastewater systems, and robotics to NRTC and other private companies. From 2012 to 2018, Mr. Meyers served as the Chief Operating Officer of New Rubber Technologies Holdings Inc. (“NRTH”), a rubber products supplier, where he was instrumental in the construction and operation of the first at scale commercial rubber devulcanization plant in North America as well as the commercialization and implementation of other specialized processes developed by New Rubber Technologies of Canada. NRTC is a spin-off of NRTH.

Family Relationships

There are no family relationships (including any relationship by blood, marriage, or adoption, not more remote than first cousin) among any of 374Water’s directors (including any person nominated or chosen by 374Water to become a director) or executive officers.

Director Independence

Please see “Corporate Governance — Director Independence” for information about the independence of our directors and the Director Nominees.

Board Committees

Please see “Corporate Governance — Board Committees, Meetings and Attendance” for information about our Board Committees.

Code of Ethics

Please see “Corporate Governance — Code of Conduct and Ethics” for information about our Code of Conduct and Ethics.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or was at any time during the 2025 fiscal year, or at any other time, an officer or employee of our Company, and no member of the Compensation Committee has had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC. None of our executive officers (i) serves or has served as a member of the compensation committee of any other company of which any member of the Compensation Committee or our Board is or was an executive officer, (ii) serves or has served as a member of the board of directors of any other company of which any member of the Compensation Committee is or was an executive officer or (iii) serves or has served as a member of the compensation committee of any other company, whose executive officers serves or has served as a director on our Board.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than ten percent of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2025, we believe that all filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with for the fiscal year ended December 31, 2025, except for a Form 3 in connection with Mr. Weiser’s appointment as a director on December 29, 2025 as a result of delays in obtaining his EDGAR filing codes from the SEC.

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EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers (“NEOs”). Our NEOs for fiscal year 2025 were:

•	Christian Gannon, our former President and Chief Executive Officer (until October 8, 2025);
•	Stephen Jones, our former Interim President and Chief Executive Officer (from October 8, 2025 to February 23, 2026);
•	Russell Kline, our former Chief Financial Officer (until March 2, 2026);
•	Peter Mandel, our former General Counsel (until October 8, 2025); and
•	Brad Meyers, our Chief Operating Officer.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Compensation Philosophy and Practices

374Water’s success depends, in large part, on its ability to attract, retain and motivate qualified individuals to lead the Company in its mission to commercialize and operate the AirSCWO supercritical water oxidation system. As such, the principal goals of our executive compensation program are to motivate, reward and retain executives who drive our success and value creation. Our philosophy is to provide executive compensation that is reasonable, performance-based, and aligned with the long-term interests of our stockholders, while also taking into account market practices.

Our compensation program is designed to attract and retain executives, with the qualifications necessary to manage and lead the Company. To do this, we compensate our executive officers with cash compensation, in the form of base salary, equity compensation in the form of stock options and restricted stock units, and other customary benefits as part of an overall compensation package. The Compensation Committee regularly reviews the executive compensation program and the elements thereof to ensure that they continue to support 374Water’s business strategy and align with our compensation philosophy.

Summary Compensation Table

The following table summarizes all compensation received by our named executive officers during the years ended December 31, 2025 and 2024.

Name and Principal Position	Fiscal Year	Base Salary ($)(a)	Bonus ($)(a)	Stock Awards ($)(b)	Option Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)(d)	Total Earnings ($)
Christian Gannon, Chief Executive Officer (1)	2025	$346,875	$—	$925,000	$—	$—	$—	$—	$1,271,875
	2024	$312,115	$288,706	$2,812,500	$4,095,000	$—	$—	$—	$7,508,321
Stephen Jones, Interim Chief Executive Officer (1)	2025	$—	$—	$157,668	$1,242,000	$—	$—	$—	$1,399,668
	2024	$—	$—	$—	$—	$—	$—	$—	$—
Russell Kline, Chief Financial Officer	2025	$300,000	$—	$185,000	$223,000	$—	$—	$—	$708,000
	2024	$—	$—	$—	$—	$—	$—	$—	$—
Peter Mandel, General Counsel (2)	2025	$231,250	$—	$277,500	$—	$—	$—	$218,750	$727,500
	2024	$96,023	$50,000	$510,417	$336,974	$—	$—	$—	$993,414
Brad Meyers, Chief Operating Officer	2025	$300,000	$—	$277,500	$223,000	$—	$—	$—	$800,500
	2024	$262,500	$97,125	$300,300	$187,110	$—	$—	$—	$847,035

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(a)	Salaries and bonus include those amounts paid and accrued as an expense on the books of the Company.
(b)(c)

The restricted stock unit awards, which appear in the “Stock Awards” column, and the stock option awards, which appear in the “Option Awards” column, are calculated based on the grant date fair value of awards as calculated under the provisions of FASB ASC Topic 718.

(d)	All Other Compensation is comprised of consulting fees and severance benefits paid or accrued to our former General Counsel see (2) below.
(1)

On October 8, 2025, Mr. Gannon stepped down as the Company’s President and Chief Executive Officer. Simultaneously with the announcement of Mr. Gannon’s departure, the Board appointed Stephen Jones, a then current director of the Company, as the Company’s Interim President and Chief Executive Officer. His compensation consisted of shares of restricted stock and option awards only.

(2)

On October 8, 2025, Peter Mandel stepped down as the Company’s General Counsel. On October 20, 2025, the Company and Mr. Mandel entered into a Separation and Release of Claims Agreement (the “Separation Agreement”) in connection with Mr. Mandel’s stepping down as General Counsel. Pursuant to the Separation Agreement, Mr. Mandel received $150,000 as severance and $25,000 a month as a consulting fee as consideration for providing strategic consulting services and transition support to the Company for a specified period. Effective February 27, 2026, Mr. Mandel ceased providing the Company with consulting services. Amounts paid and accrued for severance and consulting fees has been included in All Other Compensation above.

Employment Agreements

Daniel (Danny) Bogar.

On April 27, 2026, the Company entered into an employment agreement (the “Bogar Employment Agreement”) with Daniel Bogar pursuant to which Mr. Bogar serves as President and Chief Executive Officer of the Company. Mr. Bogar’s appointment as President and Chief Executive Officer, effective February 23, 2026, was previously reported in the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2026.

The Bogar Employment Agreement provides that Mr. Bogar will receive an annual base salary of $225,000, subject to periodic review by the Compensation Committee. In addition, Mr. Bogar will be eligible to receive an annual performance bonus with a target of up to one hundred percent (100%) of his base salary, pro-rated for fiscal year 2026 to reflect the portion of 2026 during which he served as the Company’s President and Chief Executive Officer. For fiscal year 2026, fifty percent (50%) of the bonus will be based on achieving operational objectives and fifty percent (50%) will be based on achieving strategic objectives, in each case as determined by the Board in consultation with Mr. Bogar. For each fiscal year following 2026, annual bonus objectives will be mutually agreed upon by the Compensation Committee and Mr. Bogar.

Subject to the approval of the Board or the Compensation Committee, and pursuant to the Company’s 2021 Equity Incentive Plan, as amended (the “2021 Plan”), the Company has agreed to grant Mr. Bogar: (i) an option to purchase 175,000 shares of the Company’s common stock at a per share exercise price equal to the fair market value of the common stock as of the date of grant (the “Option Grant”); and (ii) a restricted stock unit award covering 175,000 shares of the Company’s common stock (the “RSU Grant”). Twenty-five percent (25%) of each of the Option Grant and the RSU Grant will vest on the date of grant, and the remaining seventy-five percent (75%) will vest in eight equal quarterly installments at the end of each calendar quarter beginning June 30, 2026, in each case subject to Mr. Bogar’s continuous service through the applicable vesting date.

Mr. Bogar will be eligible to participate in the Company’s employee retirement, insurance, benefit and paid time off programs on terms no less favorable than those provided to the Company’s other executive officers.

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If Mr. Bogar’s employment is terminated by the Company without “Cause” or by Mr. Bogar for “Good Reason” (each as defined in the Bogar Employment Agreement), and subject to his timely execution and non-revocation of a separation and release agreement in a form acceptable to the Company, Mr. Bogar will be entitled to receive: (i) an amount equal to six (6) months of his then-current base salary, payable in substantially equal installments over a six-month period in accordance with the Company’s regular payroll practices; (ii) continued coverage under the Company’s medical, health and vision insurance plans for Mr. Bogar and his eligible dependents for a period of six (6) months, subject to his continued payment of any required employee contribution; (iii) any earned but unpaid annual bonus with respect to any completed performance period or milestone; (iv) a pro-rated annual bonus for the fiscal year in which his employment terminates, based on actual performance, payable when annual bonuses are otherwise paid to other executives of the Company; and (v) accelerated vesting of the unvested portion of awards under the 2021 Plan for a period of six (6) months following the termination date. Mr. Bogar will not be entitled to the foregoing severance benefits if he is removed as the Company’s President and Chief Executive Officer but is retained by the Company as an executive or senior officer with a base salary and bonus opportunity not reduced by more than ten percent (10%).

The foregoing description of the Bogar Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 1, 2026 and is incorporated herein by reference.

Charles Weiser.

On July 1, 2026, the Company entered into an employment agreement with Mr. Charles Weiser (the “Weiser Employment Agreement”) pursuant to which Mr. Weiser serves as the Company’s Chief Financial Officer. Mr. Weiser receives an annual base salary of $225,000, which commenced on September 1, 2026, with an annual performance bonus opportunity of up to 75% of his base salary, pro-rated for fiscal year 2026, and a one-time signing bonus of $25,000. Mr. Weiser is also eligible to receive equity awards under the 2021 Plan, including an option to purchase 150,000 shares of Common Stock and a restricted stock unit award covering 125,000 shares of Common Stock, twenty-five percent (25%) of each of which vested on the grant date, with the remainder vesting in twelve equal quarterly installments beginning October 1, 2026. Pursuant to the Weiser Employment Agreement, if Mr. Weiser’s employment is terminated by the Company without “Cause” or by Mr. Weiser for “Good Reason” (each as defined in the Weiser Employment Agreement), subject to his timely execution and non-revocation of a separation and release agreement, Mr. Weiser is entitled to receive an amount equal to six (6) months of his then-current base salary, continued health coverage for six (6) months, any earned but unpaid annual bonus, a pro-rated annual bonus for the year of termination, and accelerated vesting of his equity awards for a period of six (6) months following termination.

Brad Meyers.

On December 16, 2024, the Company entered into an employment agreement with Mr. Brad Meyers (the “Meyers Employment Agreement”) pursuant to which Mr. Meyers serves as the Company’s Chief Operating Officer. Mr. Meyers receives an annual base salary of $300,000, with an annual bonus opportunity of up to 35% of his base salary. The Meyers Employment Agreement also provides for eligibility to receive equity awards under the 2021 Plan. Pursuant to the Meyers Employment Agreement, if Mr. Meyers’s employment is terminated by the Company without “Cause” or by Mr. Meyers for “Good Reason” (each as defined in the Meyers Employment Agreement), subject to his timely execution and non-revocation of a separation and release agreement, Mr. Meyers is entitled to receive an amount equal to six (6) months of his then-current base salary, six months of continued health insurance coverage, any earned but unpaid annual bonus, a pro-rated annual bonus for the year of termination, and accelerated vesting of equity awards for a period of six (6) months following his termination date.

Former Named Executive Officers.

For information regarding employment agreements and other compensation arrangements with our former named executive officers (Messrs. Gannon, Jones, Kline and Mandel), please see Note 10 to our Consolidated Financial Statements for the year ended December 31, 2025 contained in our Annual Report on Form 10-K filed with the SEC on March 31, 2026.

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Proprietary Information and Inventions Agreement

All officers, directors, and other key employees and consultants have signed a Proprietary Information and Invention Agreement (“PIIA”) with the Company that provides in material part the following:

•	All inventions and discoveries made by them during their employment or using Company resources shall be assigned to the Company.
•	They will not interfere in customer relationships during the term of employment plus 12 months after termination for any reason.
•	They will not solicit other employees of the Company during the term of employment plus 12 months after termination for any reason.
•	They will not compete with the business of the Company during the term of employment plus 12 months after termination for any reason.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding equity awards that have been previously awarded to each of the named executive officers and which remained outstanding as of December 31, 2025.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Awards: Equity Incentive Plan Awards (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)		Market Value of Shares of Stock that Have Not Vested ($)
Christian Gannon	88,542		-		88,542	$12.50	4/21/2034	-	]	$-
Stephen Jones	112,500	(1)	337,500	(1)	450,000	$3.70	10/7/2035	42,613	(1)	$157,668
Russell Kline (	7,716	(2)	23,148	(2)	30,864	$8.10	1/14/2035	23,148	(2)	$145,832
			30,864	(3)	30,864	$8.10	1/14/2035	30,864	(3)	$194,443
			50,000	(4)	50,000	$6.00	1/14/2035	25,000	(6)	$92,500
								18,056	(5)	$66,807
Peter Mandel	8,260	(2)	16,518	(2)	24,778	$10.30	11/18/20344	16,518	(2)	$170,135
								27,083	(5)	$100,207
Brad Meyers	30,835	(7)	9,165	(7)	40,000	$14.20	12/31/2033	6,978	(2)	$90,714
	4,572	(2)	6,978	(2)	11,550	$13.00	5/15/2034	11,550	(3)	$150,150
	-		11,550	(3)	11,550	$13.00	5/15/2034	37,500	(6)	$138,750
	-		50,000	(4)	50,000	$6.00	10/9/2035	27,083	(5)	$100,207

(1)

Options vest as follows: 112,500 immediately upon grant and remaining 337,500 ratably over two hundred and seventy days with immediate vesting upon the appointment of a full-time Chief Executive Officer. The 337,500 options vested immediately on February 24, 2026 with the appointment of Danny Bogar as President and Chief Executive Officer. Restricted stock units vest on the grant date anniversary of August 28, 2026. Mr. Jones resigned from his director position in January 2026. Therefore, these restricted stock units will remain unvested.

(2)	Options and restricted stock units vest as follows: 25% on the grant date anniversary and remaining ratably at the end of each month over thirty-six months.
(3)

Options and restricted stock units subject to vesting pursuant to certain milestones set forth by the Company. 50% vest upon the achievement of operating profit targets and 50% vest upon the achievement of a revenue target of $100 million by the end of fiscal year 2028. Pursuant to SEC rules and based on the Company’s performance through the end of the fiscal year ended December 31, 2025, the portion of the option that vests upon the achievement of operating profit is reported at target and the portion of the option that vests upon the achievement of revenue is reported at threshold.

(4)	Options vest 50% on each of the first and second grant date anniversaries.
(5)	Restricted stock units vest ratably over thirty-six months which commenced in March 2025.
(6)	Restricted stock units vest upon the achievement of a three-year performance plan. Any vested units require certification by the Compensation Committee for approval.
(7)	Options vest as follows: 10,000 upon grant and remaining options ratably over thirty-six months.

374Water Inc. 2021 Equity Incentive Plan

The 374Water Inc. 2021 Equity Incentive Plan, as amended and restated (the “2021 Plan”), was approved by the Company’s stockholders. The 2021 Plan permits the grant of stock options (including incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended), restricted stock awards, restricted stock units, stock appreciation rights and other stock-based awards to employees, directors and consultants of the Company. The 2021 Plan is administered by the Compensation Committee, which has the authority to determine the type, terms and conditions of all awards granted under the 2021 Plan.

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Equity Compensation Plan Information

The following table provides certain information as of December 31, 2025 with respect to our equity compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	1,381,137	$6.88	904,474
Equity compensation plan not approved by security holders	327,500	$1.20	—
Total	1,708,637	$6.88	—

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our company for each of the last four completed fiscal years. The table below presents information on the compensation of our CEO and our other named executive officers (“NEOs”) in comparison to certain performance metrics for 2025, 2024, 2023 and 2022. We are permitted to report as a “smaller reporting company” as defined under the U.S. federal securities laws. Accordingly, we have not included a tabular list of financial performance measures, and the table below does not include a column for either the value of initial $100 investment based on peer group total shareholder return or a company-selected measure, as provided in Item 402(v) of Regulation S-K. Certain amounts requiring further calculation under the SEC’s prescribed Compensation Actually

Fiscal Year	SCT Total for PEO 1 ($)(1)	CAP to PEO 1 ($)(2)(3)	SCT Total for PEO 2 ($)(1)	CAP to PEO 2 ($)(2)(3)	SCT Total for PEO 3 ($)(1)	CAP to PEO 3 ($)(2)(3)	SCT Total for PEO 4 ($)(1)	CAP to PEO 4 ($)(2)(3)	Avg SCT Total for non-PEO NEOs ($)(a)	Avg CAP to non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On TSR ($)(4)	Net Income ($)(5)
2025	$1,271,875	$(614,976)	$—	$—	$—	$—	$1,399,668	$783,900	$745,333	$400,267	7.16	$(20,975,052)]
2024	$7,508,321	$2,184,721	$66,147	$(3,523)	$—	$—	N/A	N/A	$920,225	$381,186	$24	$(12,434,114)
2023	N/A	$—	$80,000	$(23,630)	$560,245	$420,177	N/A	N/A	$374,350	$(118,007)	$50	$(8,103,552)
2022	N/A	$—	N/A	N/A	$250,000	$250,000	N/A	N/A	$156,000	$303,809	$100	$(4,689,967)

(1)	NEOs included in these columns reflect the following individuals:

Year	PEO	Non-PEO NEOs
2025	Christian Gannon (“PEO 1”); Stephen Jones (“PEO 4”)	Russell Kline; Peter Mandel; Brad Meyers
2024	Christian Gannon (“PEO 1”); Jeffrey Quick (“PEO 2”)	Peter Mandel; Brad I. Meyers
2023	PEO 2, Yaacov (Kobe) Nagar (“PEO 3”)	Israel D. Abitbol; Brad Meyers
2022	PEO 3	Israel D. Abitbol; Richard H. Davis, John Hofmann

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(2)	Amounts reflect Summary Compensation Table (“SCT”) Total Pay for our NEOs for each corresponding year.
(3)

Compensation Actually Paid (“CAP”) has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards, and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. CAP amounts for fiscal year 2025.

(4)	Calculated using the prescribed methodology for Item 402(v)(2)(iv) of Regulation S-K, assuming an initial fixed investment of $100, and that all dividends, if any, were reinvested.
(5)	Net Income for fiscal years 2025, 2024, 2023 and 2022, as reflected in the Company’s consolidated financial statements for those years.
(a)	Non-PEO NEOs reflect the average compensation of our named executive officers, excluding our PEO, for each applicable fiscal year. Names of the non-PEO NEOs for each year are set forth above.

Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

374Water does not have a formal policy on the timing of awards of options in relation to the disclosure of material nonpublic information by the Company. The Board has discretion over the timing of granting equity awards pursuant to the 2021 Plan, including with respect to stock options. Currently, such awards are not granted on a predetermined schedule. The Board and Compensation Committee consider a number of factors in determining the timing of the award grants, including but not limited to whether the Company is in possession of material nonpublic information. Where possible, the Board and Compensation Committee endeavor not to grant any equity awards, including stock options, during a time when the Company is in possession of material nonpublic information. To date, the Company has not timed the disclosure of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.

During the fiscal year ended December 31, 2025, the Company did not award any stock options to any named executive officer in the period beginning four business days before the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or before the filing or furnishing of a Current Report on Form 8-K, in each case that discloses material nonpublic information (other than a Current Report on Form 8-K disclosing a material new option award grant under Item 5.02(e)) and ending one business day after the filing or furnishing of any such report.

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AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee assists the Board in its general oversight of the Company’s financial reporting, internal controls, audit functions and risk management, and is directly responsible for the appointment, retention, evaluation, compensation, and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended, for filing with the SEC.

Pursuant to applicable SEC rules, the Audit Committee report is not deemed to be “soliciting material,” or to be “filed” with the SEC, or subject to Regulation 14A or 14C, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, and will not, except to the extent specifically requested by us, be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Respectfully submitted by the Audit Committee:

Richard Davis, Chair

Bradley Freels

James Pawloski

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PROPOSAL 2:

APPROVAL AND ADOPTION OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 1,000,000,000 SHARES TO 75,000,000 SHARES

Background and Reasons for the Authorized Shares Reduction

On July 10, 2026, our Board approved, and recommended that our stockholders approve and adopt, an amendment to the Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 1,000,000,000 shares to 75,000,000 shares (the “Authorized Shares Reduction”). The Authorized Shares Reduction will not change the par value of the Common Stock, which will remain at $0.0001 per share, and will not affect the number of authorized shares of preferred stock of the Company.

Our Board believes that the current authorized number of shares of Common Stock is significantly in excess of the number of shares that the Company is reasonably likely to need to support its business operations and strategic objectives for the foreseeable future. Following the Company’s 1-for-10 reverse stock split, which became effective on November 13, 2025, the number of issued and outstanding shares of Common Stock was substantially reduced, while the number of authorized shares remained at 1,000,000,000. Our Board believes that decreasing the authorized number of shares of Common Stock from 1,000,000,000 to 75,000,000 will more closely align the Company’s authorized share capital with its current capital needs and reasonably foreseeable future requirements, while preserving sufficient authorized but unissued shares for future financings, acquisitions, equity-based compensation awards, and other general corporate purposes.

In addition, our Board believes that reducing the authorized number of shares of Common Stock may reduce certain franchise tax obligations of the Company under Delaware law, which are calculated, in part, by reference to the number of authorized shares.

Effect of the Authorized Shares Reduction

If the Authorized Shares Reduction is approved by our stockholders, it will be effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file as soon as practicable following the Annual Meeting. The form of Certificate of Amendment to effect the Authorized Shares Reduction is attached to this Proxy Statement as Exhibit A and is incorporated herein by reference.

The Authorized Shares Reduction will not change the par value of the Common Stock or the number of authorized shares of preferred stock. It will not affect the number of issued and outstanding shares of Common Stock, the rights or privileges of holders of outstanding shares of Common Stock, or our trading on Nasdaq under the symbol “SCWO.”

Following the effectiveness of the Authorized Shares Reduction, the Company will have sufficient authorized but unissued shares of Common Stock available for issuance from time to time as the Board may determine necessary or desirable, including in connection with equity financings, acquisitions, equity incentive awards, and other general corporate purposes, without further action by stockholders, except as may otherwise be required by applicable law or the rules of Nasdaq or any other exchange on which the Common Stock may then be listed.

Required Vote

The approval and adoption of the Authorized Shares Reduction requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” this Proposal 2. Broker non-votes will have no effect on the outcome of this Proposal 2.

The Board recommends that you vote “FOR” the approval and adoption of the amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 1,000,000,000 shares to 75,000,000 shares.

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PROPOSAL 3:

APPROVAL AND ADOPTION OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CONFORM ARTICLE EIGHT, SECTION A TO SECTION 102(b)(7) OF THE DELAWARE GENERAL CORPORATION LAW

Background

On April 24, 2026, our Board approved, and recommended that our stockholders approve and adopt, an amendment to the Certificate of Incorporation to amend and restate Article EIGHT, Section A in order to conform the Company’s exculpation provision to Section 102(b)(7) of the DGCL (the “Exculpation Amendment”).

Section 102(b)(7) of the DGCL permits a Delaware corporation’s certificate of incorporation to include a provision eliminating or limiting the personal liability of directors and officers to the corporation or its stockholders for monetary damages for breach of fiduciary duty, subject to certain statutory carve-outs. Specifically, the statute prohibits the elimination or limitation of personal liability of: (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director under Section 174 of the DGCL (relating to unlawful payment of dividends or unlawful stock purchase or redemption); (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit; and (v) an officer in any action by or in the right of the corporation. As permitted by amendments to Section 102(b)(7) adopted in 2022, the protections of an exculpation provision may extend to officers of the corporation, as well as directors, subject to the additional carve-outs described in clauses (i), (ii), (iv) and (v) above.

On March 18, 2026, Wayne Rogers, a purported stockholder of the Company, filed a verified stockholder class action complaint in the Court of Chancery of the State of Delaware, captioned Wayne Rogers v. 374Water Inc., C.A. No. 2026-0367 (the “Rogers Action”). The Rogers Action asserts that Article EIGHT, Section A of the Company’s Certificate of Incorporation (the “Existing Exculpation Provision”) is overbroad in that it purports to eliminate or limit the personal liability of the Company’s directors and officers beyond what is permitted by Section 102(b)(7) of the DGCL. The complaint seeks a declaratory judgment that the Existing Exculpation Provision is invalid, together with attorneys’ fees and costs.

The Company denies the allegations in the Rogers Action and believes that the Existing Exculpation Provision, properly interpreted in light of governing Delaware law, would not be enforced to provide exculpation beyond the limits permitted by Section 102(b)(7) of the DGCL. Nevertheless, in order to moot the litigation and avoid the cost and distraction of further proceedings, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Existing Exculpation Provision to conform expressly to Section 102(b)(7) of the DGCL.

Reasons for the Exculpation Amendment

Our Board believes that the Exculpation Amendment is in the best interests of the Company and our stockholders for the following reasons:

•

The Exculpation Amendment will conform the Company’s exculpation provision expressly to the requirements and carve-outs of Section 102(b)(7) of the DGCL, including, as permitted by the 2022 amendments to that section, exculpation of officers (with applicable carve-outs);

•

The Exculpation Amendment will moot the litigation asserted by the plaintiff in the Rogers Action, thereby eliminating the cost and distraction of continued litigation and reducing the risk of adverse outcomes;

•

The protections afforded by Section 102(b)(7) are widely adopted among Delaware public companies and are an important tool in attracting and retaining qualified individuals to serve as directors and officers, by limiting their exposure to monetary damages for breach of the duty of care while preserving liability for breaches of the duty of loyalty and other carve-out provisions;

•

The Exculpation Amendment will not affect liability for any act or omission occurring prior to the effective date of the amendment, and will apply only prospectively from and after the effective date of the Certificate of Amendment; and

•

Consistent with the Existing Exculpation Provision, the Exculpation Amendment will preserve stockholders’ ability to seek equitable relief, including injunctive relief, against directors and officers; will not eliminate the duty of care of directors and officers; and will not protect a director or officer from any liability not subject to the protections afforded by Section 102(b)(7) of the DGCL.

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Effect of the Exculpation Amendment

If the Exculpation Amendment is approved by our stockholders, the new Article EIGHT, Section A will read in its entirety as follows:

“A. Limitation of Liability. To the fullest extent permitted by Section 102(b)(7) of the DGCL, as the same exists or may hereafter be amended, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable; provided, however, that this Article EIGHT, Section A shall not eliminate or limit the liability of: (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director under Section 174 of the DGCL; (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the Corporation. Any repeal or modification of the foregoing provisions of this Article EIGHT, Section A by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.”

If the Exculpation Amendment is approved by our stockholders, it will be effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file as soon as practicable following the Annual Meeting. The form of Certificate of Amendment to effect the Exculpation Amendment is attached to this Proxy Statement as Exhibit B and is incorporated herein by reference.

The Exculpation Amendment will apply only prospectively to acts or omissions occurring on or after the effective date of the Certificate of Amendment and will not affect liability for any act or omission occurring prior to that date.

Required Vote

The approval and adoption of the Exculpation Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this Proposal 3.

The Board recommends that you vote “FOR” the approval and adoption of the amendment to the Company’s Certificate of Incorporation to conform Article EIGHT, Section A to Section 102(b)(7) of the DGCL.

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PROPOSAL 4:

RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2026 FISCAL YEAR

The Audit Committee has appointed Cherry Bekaert LLP (“Cherry Bekaert”) as our independent registered public accounting firm for the 2026 fiscal year and is asking the stockholders to ratify this appointment at the Annual Meeting. Cherry Bekaert audited our financial statements for the fiscal year ended December 31, 2025.

Stockholder ratification of the appointment of Cherry Bekaert is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of Cherry Bekaert to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of Cherry Bekaert, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

We are not aware of any direct or indirect financial interest by Cherry Bekaert in the Company. We expect that a representative of Cherry Bekaert will be available to respond to appropriate questions at the Annual Meeting and will have the opportunity to make a statement if such representative desires to do so.

Fees to Independent Registered Public Accounting Firm

The following table summarizes the aggregate fees billed or to be billed to us by our independent registered accounting firm Cherry Bekaert LLP for the fiscal years ended December 31, 2025 and 2024:

	Fiscal Year 2025	Fiscal Year 2024
Audit Fees	$165,000	$168,500
Audit-Related Fees	46,000	36,200
Tax Fees	—	—
All Other Fees	—	—
Total	$211,000	$204,700

“Audit Fees” consisted of fees billed for professional services rendered by the principal accountant for the audit of 374Water’s annual financial statements included in 374Water’s Annual Report on Form 10-K and review of 374Water’s financial statements included in its Quarterly Reports on Form 10-Q, and/or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements during the fiscal years included in the table above.

“Audit-Related Fees” consisted of fees billed for assurance and related services by the principal accountant that were reasonably related to the performance of the audit or review of our financial statements and are not reported under the paragraph captioned “Audit Fees” above. During our fiscal years ended December 31, 2025 and 2024, Cherry Bekaert LLP billed us $46,000 and $36,200, respectively. For 2025 and 2024, the amount includes fees for services related to underwriter “comfort” letters related to registration statements and prospectus supplements, an auditor’s consent to a Form S-8 filing and background check related fees as part of the firm’s audit procedures.

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“Tax Fees” consisted of fees billed for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning, including with respect to tax returns preparation. During each of the fiscal years ended December 31, 2025 and 2024, there were no such fees billed by Cherry Bekaert LLP.

“All Other Fees” consisted of fees billed for products and services provided by the principal accountant during the last two fiscal years, other than the services reported above under other captions above. During our fiscal years ended December 31, 2025 and 2024, there were no such fees billed by Cherry Bekaert LLP.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be performed for the Company by Cherry Bekaert. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services, and is subject to a specific budget. Cherry Bekaert and Company management are required to periodically report to the Audit Committee regarding the extent of services provided by Cherry Bekaert in accordance with this pre-approval policy, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All services provided by Cherry Bekaert during fiscal 2025 were pre-approved by the Audit Committee in accordance with its policy.

Required Vote

The affirmative vote of a majority of the votes cast for and against this proposal by shares present (virtually) or represented by proxy and entitled to vote on the proposal at the Annual Meeting is required to ratify the appointment of Cherry Bekaert. Abstentions and broker non-votes will have no effect on the outcome of this Proposal 4.

The Board recommends that you vote “FOR” the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the 2026 fiscal year.

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OTHER BUSINESS

As of the date of this Proxy Statement, the Board has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting, other than as set forth in the Notice and this Proxy Statement. However, if any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment on such matters.

SAY-ON-PAY AND SAY-WHEN-ON-PAY

We hold our advisory vote on named executive officer compensation (“say-on-pay”) every three years, and we hold our advisory vote on the frequency of future say-on-pay votes (“say-when-on-pay”) every six years. We will hold our next advisory say-on-pay vote at the 2027 annual meeting of stockholders, and we will hold our next advisory say-when-on-pay vote at the 2029 annual meeting of stockholders.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2027 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received by the Secretary at our offices located at c/o 374Water Inc., 100 Southcenter Court, Suite 200, Morrisville, North Carolina 27560 no later than Monday, February 1, 2027 and such proposal must, when submitted, also comply with the SEC’s rules under Rule 14a-8 governing stockholder proposals submitted for inclusion in proxy materials.

In addition to the SEC rules described in the preceding paragraph, the Company’s Bylaws contain advance notice provisions that require stockholders to follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. In particular, the Company’s Bylaws require that stockholder proposals (including director nominations) made outside of Rule 14a-8 under the Exchange Act must be submitted in accordance with the requirements of the Company’s Bylaws not less than 60 days before the meeting at which directors are to be elected, or, with respect to other proposals, in accordance with the procedures specified in the Bylaws and applicable law. As soon as the date of the 2027 annual meeting has been determined, we will notify stockholders through an SEC filing of the date of our 2027 Annual Meeting and the deadline by which stockholders may submit proposals or director nominations outside of Rule 14a-8.

In addition, in accordance with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than the date that is sixty (60) days prior to the anniversary of the 2026 Annual Meeting. For our 2027 Annual Meeting, such notice must be received no later than Friday, April 9, 2027 (which represents the date that is 90 days prior to the first anniversary of the 2026 Annual Meeting and adjusted such that it is on the next preceding business day).

In each case, written notice of the proposal must comply with all of the applicable requirements set forth in the rules and regulations of the SEC, the laws of the State of Delaware and our Certificate of Incorporation and Bylaws, each as may then be in effect. Stockholder proposals or other notices that do not meet the requirements set forth above will not be entertained at the 2027 annual meeting of stockholders.

374Water 2025 Annual Report

A copy of the 2025 Annual Report, which includes our annual report on Form 10-K for the year ended December 31, 2025, as amended, is available without charge upon written request to: 374Water Inc., 100 Southcenter Court, Suite 200, Morrisville, North Carolina 27560, Attention: Secretary.

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374Water Inc.

100 Southcenter Court, Suite 200

Morrisville, North Carolina 27560

PROXY CARD FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 18, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel Bogar and Charles Weiser, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of 374Water Inc. held of record by the undersigned on July 31, 2026 at the 2026 Annual Meeting of Stockholders to be held on September 18, 2026, at 10:00 a.m. Eastern Time, by means of a live webcast at https://edge.media-server.com/mmc/go/scwo2026agam, and at any adjournment(s) or postponement(s) thereof. By signing this proxy, the undersigned hereby revokes all prior proxies given by the undersigned with respect to all such shares and all matters identified below.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE AND “FOR” PROPOSALS 2, 3 AND 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, THE PROXY HOLDERS WILL VOTE AS THE BOARD OF DIRECTORS MAY RECOMMEND.

Proposal 1: Election of Directors

The Board of Directors recommends a vote “FOR” each of the following nominees:

1.	James Pawloski	☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	Marc Deshusses	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Richard Davis	☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	Bradley Freels	☐ FOR	☐ AGAINST	☐ ABSTAIN
5.	Stephen McKnight	☐ FOR	☐ AGAINST	☐ ABSTAIN
6.	Charles Weiser	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2:

Approval and adoption of an amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of common stock of the Company from 1,000,000,000 shares to 75,000,000 shares.

The Board of Directors recommends a vote “FOR” Proposal 2.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

Proposal 3:

Approval and adoption of an amendment to the Company’s Certificate of Incorporation to revise Article EIGHT, Section A relating to the personal liability of directors and officers to conform such provision to Section 102(b)(7) of the Delaware General Corporation Law.

The Board of Directors recommends a vote “FOR” Proposal 3.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

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Proposal 4:

Ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the 2026 fiscal year.

The Board of Directors recommends a vote “FOR” Proposal 4.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

Please sign exactly as your name(s) appear(s) on this proxy. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by its president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:	Date:
Signature (if held jointly):	Date:

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EXHIBIT A

FORM OF CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

374WATER INC.

(Authorized Shares Reduction)

374Water Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY that:

FIRST: That the name of the Corporation is 374Water Inc. The Corporation was originally incorporated under the name PowerVerde, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 14, 2007.

SECOND: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), declaring said amendment to be advisable and submitting said amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article FOURTH, Section A of the Certificate of Incorporation of the Corporation be amended by deleting the first paragraph thereof in its entirety and replacing it with the following:

“The total number of shares of capital stock that the Corporation shall have authority to issue is Eighty-Five Million (85,000,000), of which Seventy-Five Million (75,000,000) shares shall be designated as common stock, par value $0.0001 per share (“Common Stock”), and Ten Million (10,000,000) shares shall be designated as preferred stock, par value $0.0001 per share (“Preferred Stock”).”

THIRD: That thereafter, pursuant to resolution of its Board of Directors, said amendment was submitted to the stockholders of the Corporation for their consideration at the 2026 annual meeting of stockholders, and at said meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: That this Certificate of Amendment shall be effective as of [•] a.m. Eastern Time on [•], 2026.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment on this [•] day of [•], 2026.

374WATER INC.

By:
Name:	Daniel Bogar
Title:	President and Chief Executive Officer

Exhibit A

EXHIBIT B

FORM OF CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

374WATER INC.

(Exculpation Provision)

374Water Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY that:

FIRST: That the name of the Corporation is 374Water Inc. The Corporation was originally incorporated under the name PowerVerde, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 14, 2007.

SECOND: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, as amended, declaring said amendment to be advisable and submitting said amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article EIGHT, Section A of the Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

“A. Limitation of Liability. To the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), as the same exists or may hereafter be amended, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable; provided, however, that this Article EIGHT, Section A shall not eliminate or limit the liability of: (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director under Section 174 of the DGCL; (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the Corporation. Any repeal or modification of the foregoing provisions of this Article EIGHT, Section A by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.”

THIRD: That thereafter, pursuant to resolution of its Board of Directors, said amendment was submitted to the stockholders of the Corporation for their consideration at the 2026 annual meeting of stockholders, and at said meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: That this Certificate of Amendment shall be effective as of [•] a.m. Eastern Time on [•], 2026.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment on this [•] day of [•], 2026.

374WATER INC.

By:
Name:	Daniel Bogar
Title:	President and Chief Executive Officer

Exhibit B